UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2020

BIO-key International, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13463 (Commission File Number)	41-1741861 (I.R.S. Employer Identification No.)

3349 Highway 138, Building A, Suite E Wall, NJ 07719 (Address of principal executive offices)

(732) 359-1100 (Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BKYI	The Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.

On May 13, 2020, BIO-key International, Inc. (the “Company”) and Lind Global Macro Fund, LP (the “Investor”) entered into amendment No. 2 (“Amendment No. 2”) to that certain Amended and Restated Senior Secured Convertible Promissory Note, due April 13, 2020 (the “A&R Note”) previously described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 12, 2020 and as amended by the Amendment to the A&R Note previously described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 13, 2020. Amendment No. 2 extended the maturity date of the A&R Note to June 12, 2020 and extended the Investor’s right to convert the A&R Note into shares of the Company’s common stock at a price of $0.65 per share through June 12, 2020. All other provisions of the A&R Note remain the same.

As a result of the Investor converting a portion of the amounts due under the A&R Note into shares of the Company’s common stock, the current outstanding principal amount of the A&R Note is $539,000.

The foregoing description of Amendment No. 2 does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which will be filed as an exhibit to the Company’s next periodic report.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 is hereby incorporated by reference.

Item 8.01     Other Events.

The information provided in Item 1.01 is hereby incorporated by reference.

The Company is relying on the order issued by the U.S. Securities and Exchange Commission (the “SEC”) on March 25, 2020 in SEC Release No. 34-88465 pursuant to the SEC’s authority under Section 36 of the Securities Exchange Act of 1934 (the “Exchange Act”) granting exemptions from certain provisions of the Exchange Act and the rules thereunder related to the reporting requirements for certain public companies, subject to certain conditions (such order, the “Order”), to delay the filing of its Quarterly Report on Form 10-Q for the period ending March 31, 2020 (the “Quarterly Report”). The Company expects to file the Quarterly Report on or before June 29, 2020.

Our management has had to devote significant time and attention to assessing the potential impact of COVID-19 and related events on our operations and financial position and developing operational and financial plans to address those matters, which has diverted management resources from completing tasks necessary to file the Quarterly Report by the original due date of the Quarterly Report.

The Company continues to experience delays in the preparation of its financial statements for the reasons previously disclosed in its Form 8-K filed on March 19, 2020 (the “March 19 Form 8-K”), which is hereby incorporated herein by reference, including the risk factor set forth therein.

Cautionary Note Regarding Forward-Looking Statements

Certain information contained in this Current Report on Form 8-K may be deemed to be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. This information includes, without limitation, statements concerning the Company’s future business and financial position and results of operations, business strategy and other plans for future operations. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Generally, the words "anticipate," "believe," "estimate," "expect," "may" and similar expressions, identify forward-looking statements, which generally are not historical in nature. Actual results could differ materially from the results described in the forward-looking statements due to the risks and uncertainties set forth in this Current Report on Form 8-K, and those described from time to time in our future reports filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-KEY INTERNATIONAL, INC.
Date: May 13, 2020
	By:	/s/ Cecilia C. Welch
Cecilia C. Welch Chief Financial Officer